Exhibit 10.3

AMENDMENT NO. 4

TO THE CONSULTING AND SERVICES AGREEMENT

FOR NON-EMPLOYEE CHIEF EXECUTIVE OFFICER

This Amendment No. 4 to the Consulting and Services Agreement for Non-Employee Chief Executive Officer (this “Amendment No. 4”) is effective as of October 16, 2025 (the “Effective Date”) and is entered into by and between PMGC Holdings Inc., a Nevada corporation (“Company”), and GB Capital Ltd, a British Columbia, Canada corporation (“Consultant,” and together with the Company, the “Parties”). Capitalized terms used but not otherwise defined herein have the meanings set forth in that certain Consulting and Services Agreement for Non-Employee Chief Executive Officer between the Parties, dated October 25, 2024, as amended (the “Second A&R Agreement”).

RECITALS

WHEREAS, the Parties entered into the Second A&R Agreement on October 25, 2024;

WHEREAS, the Parties entered into Amendment No. 1 to the Second A&R Agreement on October 25, 2024 (“Amendment No. 1”);

WHEREAS, the Parties entered into Amendment No. 2 to the Second A&R Agreement on April 3, 2025 (“Amendment No. 2”);

WHEREAS, the Parties entered into Amendment No. 3 to the Second A&R Agreement on August 12, 2025 (“Amendment No. 3”); and

WHEREAS, the Parties desire to further amend the Second A&R Agreement as set forth in this Amendment No. 4.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	No Employment Relationship.

a.	Section 5 of the Second A&R Agreement is hereby amended and restated in its entirety as follows: “5. Independent Contractor. Consultant’s relationship with Company is and shall remain that of an independent contractor. Neither Consultant nor any of its personnel shall be, or be deemed to be, employees, agents, representatives, partners, fiduciaries, joint venturers, or officers or directors of the Company for any purpose, including without limitation under any tax, labor, employment, benefits, or similar laws. The title ‘Non-Employee Chief Executive Officer’ used in connection with Consultant’s Services is for consulting and descriptive purposes only and does not confer employee, officer, director, agency, fiduciary, or representative status. Consultant and its personnel have no authority to, and shall not, bind the Company, enter into contracts, or make representations on behalf of the Company unless expressly authorized in a writing signed by the Company.”

b.	Section 6 of the Second A&R Agreement is hereby amended and restated in its entirety as follows: “6. Provision of Services; Control of Work. Consultant shall determine the method, details, and means of performing the Services, subject only to the results required by the Company as set forth in the Second A&R Agreement and applicable Statements of Work, if any.”

2.	Taxes; Withholdings.

a.	Section 6(c) of the Second A&R Agreement (“Withholding; Indemnification”) is hereby amended and restated in its entirety as follows: “6(c) Taxes; Withholdings; Indemnification. Consultant is solely responsible for all taxes, withholdings, and statutory contributions (including, without limitation, income, franchise, sales/use, employment, payroll, social security, CPP, EI, workers’ compensation, and similar items) arising from any compensation or reimbursements paid under this Second A&R Agreement. The Company will not withhold any amounts for taxes, social security, or similar items from payments made to Consultant. Consultant shall indemnify, defend, and hold harmless the Company from and against any claims, assessments, interest, penalties, or liabilities arising from Consultant’s obligations under this Section 6(c).”

3.	No Benefits.

a.	Section 6(b) of the Second A&R Agreement (“No Benefits”) is hereby amended and restated in its entirety as follows: “6(b) No Company Benefits. Neither Consultant nor any of its personnel is eligible for any Company employee benefits, including without limitation health insurance, retirement plans, paid time off, equity plans intended solely for employees, or other employee benefits, except as expressly set forth in this Second A&R Agreement (e.g., reimbursement of pre-approved expenses). To the extent Consultant or any of its personnel otherwise would be eligible for any Company employee benefits but for this Second A&R Agreement, Consultant, on behalf of itself and its personnel, expressly waives and declines such benefits.”

4.	No Agency; No Authority to Bind.

a.	A new Section 6(d) is hereby added to the Second A&R Agreement as follows: “6(d) Authority to Bind. Notwithstanding the foregoing, Consultant, in Consultant’s capacity with the Company, is expressly authorized to enter into contracts and make commitments on behalf of the Company, subject to any limitations or approval requirements established by the Company’s Board of Directors or as otherwise provided in writing by the Company. Except as set forth in this Section, Consultant and its personnel shall have no authority to bind the Company, enter into contracts, or make any commitments or representations on behalf of the Company, unless expressly authorized in a prior written instrument signed by an authorized officer or director of the Company.”

5.	No Exclusivity; Time Commitment.

a.	A new Section 6(e) is hereby added to the Second A&R Agreement as follows: “6(e) Non-Exclusivity; Time Allocation. The engagement under this Second A&R Agreement is non-exclusive and does not require 100% of Consultant’s or its personnel’s time. Subject to Consultant’s obligations under this Second A&R Agreement (including, without limitation, Section 7 (Services for Competitors) and confidentiality obligations), Consultant is free to provide services to other clients and to engage in other business activities. Consultant shall allocate such time and resources as it deems reasonably necessary to perform the Services and meet agreed results and deadlines.”

6.	Relationship Clarification.

a.	A new Section 6(f) is hereby added to the Second A&R Agreement as follows: “6(f) No Employment, Agency, Partnership, Fiduciary, or Joint Venture. Nothing in this Second A&R Agreement shall be construed to create an employment, agency, partnership, fiduciary, or joint venture relationship between the Parties.”

7.	Housing Reimbursement.

a.	The following is added to Section 3 (Expenses) of the Second A&R Agreement as follows: “Consultant shall be entitled to a housing reimbursement of $8,000 per month, solely for the purpose of facilitating the performance of Services in Newport Beach, California. This reimbursement shall be provided solely for housing expenses actually incurred by Consultant in connection with the Services under this Second A&R Agreement, shall be subject to the Company’s standard expense substantiation requirements, and shall not constitute, and shall not be deemed, an employee benefit of any kind. Nothing in this Second A&R Agreement shall be construed to create an employment relationship between Consultant and the Company.”

8.	Termination Event.

a.	All references in the Second A&R Agreement to “severance payment” and “Severance Payment” are hereby replaced with “termination payment” and “Termination Payment,” respectively.

b.	All references in the Agreement to “Severance Event” are hereby replaced with “Termination Event,” and the definition currently titled “Severance Event” is retitled “Termination Event,” with the text of the definition remaining unchanged.

c.	The parties agree these changes are nomenclature updates only and do not modify the substantive rights or obligations of either party.

9.	Conforming Changes; No Other Modifications.

a.	For clarity, the name of the Second A&R Agreement as amended by Amendment No. 3 remains “Consulting and Services Agreement for Non-Employee Chief Executive Officer,” and all references herein to the “Second A&R Agreement” are to such agreement, as previously amended by Amendment Nos. 1–3 and as further amended by this Amendment No. 4.

b.	Except as expressly amended by this Amendment No. 4, the Second A&R Agreement remains unchanged and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 to the Consulting and Services Agreement for Non-Employee Chief Executive Officer effective as of the date first set forth above.

PMGC Holdings Inc.

By:	/s/ George Kovalyov
George Kovalyov
Director

GB Capital Ltd

By:	/s/ Graydon Bensler
Graydon Bensler
Director

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